FRIEDMAN                                          1700 BROADWAY
ALPREN &                                          NEW YORK, NY 10019
GREEN LLP                                         212-842-7000
CERTIFIED PUBLIC ACCOUNTANTS                      www.nyccpas.com



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
----------------------------------------------------



We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 16, 2004 relating to the audited financial statements included in the filing (i.e., the balance sheets of Gaming Venture Corp., U.S.A. as of December 31, 2003 and 2002, and the related statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for the years then ended) and the reference to our firm under the caption Experts in the registration statement.









Friedman Alpren & Green LLP


April 26, 2004
New York, New York